Exhibit 99.1

MONOGRAM STOCKHOLDERS APPROVE ACQUISITION BY GREYSTAR LED FUND

PLANO, TX — September 14, 2017 — Monogram Residential Trust, Inc. (NYSE:MORE), an owner, operator and developer of luxury apartment communities with a significant presence in select coastal markets, today announced that Monogram stockholders voted to approve the acquisition of Monogram by a newly formed perpetual life fund, Greystar Growth and Income Fund, LP, led by Greystar Real Estate Partners and its initial founding capital partners, affiliates of APG Asset Management N.V., GIC, and Ivanhoé Cambridge, pursuant to the previously announced definitive merger agreement, dated as of July 4, 2017.  At a special meeting held on September 14, 2017, approximately 70% of Monogram shares outstanding and entitled to vote at the meeting were voted in favor of the merger and the other transactions contemplated by the merger agreement, including the restructuring of Monogram’s joint venture with Stichting Depositary PGGM Private Real Estate Fund.

Under the terms of the merger agreement, Monogram’s stockholders will be entitled to receive $12.00 per share in cash upon the closing of the proposed merger. The merger, which is expected to close in the second half of 2017, remains subject to the satisfaction or waiver of other customary closing conditions.

ABOUT MONOGRAM

Monogram is a fully integrated self-managed real estate investment trust that invests in, develops and operates high quality multifamily communities offering location and lifestyle amenities.  Monogram invests in stabilized operating properties and properties in various phases of development, with a focus on communities in select markets across the United States.  As of June 30, 2017, Monogram’s portfolio includes investments in 48 multifamily communities in 10 states comprising 13,438 apartment homes. More information is available at www.monogramres.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws that are based on Monogram’s current expectations, estimates, forecasts and projections and are not guarantees of future performance. These statements may be impacted by a number of known and unknown risks and uncertainties, including, without limitation, risks associated with Monogram’s business strategy; Monogram’s ability to obtain future financing arrangements; estimates relating to Monogram’s future distributions; Monogram’s understanding of its competition; market trends; and projected capital expenditures. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. Factors that could cause such differences include, but are not limited to, (i) the risk that the proposed merger may not be completed in a timely manner, or at all, which may adversely affect Monogram’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed merger, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed merger on Monogram’s business, operating results, and relationships with joint venture partners, lenders, tenants, competitors and others, (v) risks that the proposed merger may disrupt Monogram’s current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed merger, (vii) risks related to the diverting of management’s attention from Monogram’s ongoing business operations, and (viii) the outcome of any legal proceedings that have been or may be instituted against Monogram related to the merger agreement or the proposed merger.  In addition, a number of other important factors could cause actual results to differ materially from the forward-looking statements contained in this press release, including important risk factors described in the Risk Factors section of Monogram’s Annual Report on Form 10-K for the year ended December 31, 2016 and in Monogram’s subsequent filings with the Securities and Exchange Commission. Forward-looking statements in this press release speak only as of the date on which such statements were made, and Monogram undertakes no obligation to update any such statements to conform to actual results or changes in its expectations.

Contact: Monogram Residential Trust, Inc.: (469) 250-5638 ir@monogramres.com